Exhibit 4.5

                               GREENMAN TECHNOLOGIES, INC.
                                 Note Purchase Agreement

      NOTE PURCHASE AGREEMENT dated as of this 22nd day of December, 2003 (this "Agreement") between GreenMan Technologies, Inc., a Delaware corporation, with its principal offices at 7 Kimball lane, Building A, Lynnfield, MA 01940 (the "Company"), and Jed Schutz (the "Purchaser").

      WHEREAS, on the terms and conditions hereinafter set forth, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company, a 10% Convertible Note due 2004 in the aggregate principal amount of $375,000 (the "Note"), a copy of which is attached to this Agreement as Exhibit A;

      WHEREAS, the Company is offering Units in a private placement to accredited investors (the "Offering"), on the terms described in the Company's Confidential Private Placement Memorandum dated December 10, 2003 (the "Memorandum");

      WHEREAS, the Note is convertible into Conversion Units on the terms and subject to the conditions further described in the Note; and

      WHEREAS, capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Note.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

      I. PURCHASE AND SALE OF NOTE AND REPRESENTATIONS BY AND COVENANTS OF PURCHASER

            1.1 Subject to the terms and conditions hereinafter set forth, the Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser the Note at par (the "Purchase Price"). Concurrently herewith: (i) the Purchaser is paying the Purchase Price to the Company by wire transfer of immediately available funds in accordance with the wire transfer instructions included in Exhibit B to this Agreement and (ii) the Company is delivering the Note to the Purchaser.

            1.2 The Purchaser recognizes that the purchase of the Note and the Conversion Units (including the Conversion Shares, the Conversion Warrants and the Warrant Shares, collectively, the "Securities") involves a high degree of risk in that (i) the Company will need additional capital but has no assurance of obtaining additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) an investor may not be able to liquidate his investment; (iv) transferability of the Securities is extremely limited; and (v) an investor could sustain the loss of his entire investment.
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            1.3 The Purchaser represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and that he is able to bear the economic risk of an investment in the Securities.

            1.4 The Purchaser acknowledges that he has prior investment experience, including investment in non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to him and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

            1.5 The Purchaser hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested or desired to know (including the Memorandum); that all documents which could be reasonably provided have been made available for his inspection and review; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Securities, and any additional information which he has requested.

            1.6 The Purchaser acknowledges that this purchase and sale may involve tax consequences and that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

            1.7 The Purchaser acknowledges that this purchase and sale has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a non-public offering pursuant to Sections 4(2) or 3(b) of the Act. The Purchaser represents that the Securities are being purchased for his own account, for investment and not for distribution or resale to others. The Purchaser agrees that he will not sell or otherwise transfer the Securities unless they are registered under the Act or unless an exemption from such registration is available.

            1.8 The Purchaser understands that the Securities have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. In this connection, the Purchaser understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, or for any other fixed period. The Purchaser realizes that, in the view of the SEC, a purchase now with an intent to distribute would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.


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            1.9 The Purchaser understands that Rule 144 promulgated under the
Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Purchaser consents that the Company may, if it desires, permit the transfer of the Securities out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively, the "Securities Laws"). The Purchaser agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or any sale or distribution of the Securities by the Purchaser in violation of any Securities Laws. The Purchaser acknowledges that at such time, if ever, as any of the Securities are registered, sales of such Securities will be subject to state securities laws, including those of states which may require any securities sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

            1.10 The Purchaser consents to the placement of one or more legends on any certificate or other document evidencing the Securities stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

            1.11 The Purchaser hereby represents that, except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Purchaser is not relying on any information other than that contained in this Agreement and the results of independent investigation by the Purchaser.

      II.   REPRESENTATIONS BY THE COMPANY

            The Company represents and warrants to the Purchaser that:

            2.1 The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

            2.2 The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the purchase and sale of the Securities has been duly taken and approved.

            2.3 The Securities have been duly and validly authorized and, upon conversion of the Note (i) after the issuance of the Conversion Shares, such Conversion Shares will be fully paid and non-assessable and (ii) when issued and paid for in accordance with the Conversion Warrants, the Warrant Shares will be fully paid and non-assessable.


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            2.4 The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

            2.5 The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party and which could materially adversely affect the business, property, financial condition or operations of the Company.

            2.6 The Company is not in violation of, or default under, nor will the execution and delivery of this Agreement, the issuance of the Securities and the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated, result in a violation of, or constitute a default under, the Company's Certificate of Incorporation or Bylaws, in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument, to which the Company is a party or by which it or any of its properties may be bound, or in violation of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

      III.  REGISTRATION RIGHTS

            3.1 Demand Registration. Unless the Company closes a sale of Units in the Offering prior to such date, beginning on February 11, 2004 (the "Target Date") (which date may be extended by the Company and the placement agent in the Offering for a period not to exceed 30 days), the Purchaser may make a written request to the Company to register, and the Company shall register, under the Act (a "Demand Registration"), the number of Conversion Shares and/or Warrant Shares stated in such request; provided, however, that the Company shall not be obligated to effect more than one such Demand Registration for the Purchaser.

            3.2 Piggy-Back Registration. In the event that the Company closes a sale of Units in the Offering prior to the Target Date: (i) the Purchaser shall be entitled to the same registration rights as the subscribers of Units in the Offering on the terms and subject to the conditions set forth in that certain Registration Rights Agreement included as Exhibit B to the Memorandum and (ii) the provisions of this Article III shall have no further force or effect.

            3.3 Registration Procedures. In connection with any registration statement in which the Conversion Shares and/or Warrant Shares are included, the Company shall:

            (a) use its best efforts to cause such registration statement to become and remain effective;

            (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;


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            (c) furnish to the Purchaser such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Purchaser may reasonably request in order to facilitate the public offering of such securities;

            (d) use its best efforts to register or qualify the securities covered by such registration statement under the state securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) notify the Purchaser, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (f) notify the Purchaser promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

            (g) prepare and file with the SEC, promptly upon the request of the Purchaser, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Purchaser (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Conversion Shares and/or Warrant Shares by the Purchaser;

            (h) prepare and promptly file with the SEC, and promptly notify the Purchaser of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect includes or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

            (i) advise the Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

            3.4 Expenses. (a) All fees, costs and expenses of the Purchaser in connection with participation in a registration pursuant to this Article III (as specified in paragraph (b) below) shall be borne by the Company, provided, however, that the Purchaser shall bear its pro-rata share of the underwriting discount and commissions and transfer taxes and the cost of its own counsel.


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

            (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in subparagraph (a) above). Fees and disbursements of counsel and accountants for the Purchaser and any other expenses incurred by the Purchaser not expressly included above shall be borne by the Purchaser.

            3.5 Indemnification. (a) The Company will indemnify and hold harmless the Purchaser, its directors and officers, and any underwriter (as defined in the Act) for the Purchaser and each person, if any, who controls the Purchaser or such underwriter within the meaning of the Act (collectively the "Indemnified Purchaser"), from and against, and will reimburse such Indemnified Purchaser with respect to, any and all loss, damage, liability, cost and expense to which such Indemnified Purchaser may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement effecting a registration hereunder, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense is caused by, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Indemnified Purchaser in writing specifically for use in the preparation thereof.

            (b) The Purchaser will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement effecting a registration hereunder, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of the Purchaser specifically for use in the preparation thereof; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the net proceeds paid to the Purchaser under such registration statement.


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            (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 3.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder and will not relieve it from any liability hereunder except to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.


      IV.   MISCELLANEOUS

            4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its principal office located at 7 Kimball Lane, Building A, Lynnfield, MA 01940, Attention: Robert H. Davis, Chief Executive Officer, and to the Purchaser at his address indicated on the Note. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

            4.2 This Agreement may not be changed, modified or amended except in a writing signed by the Company and the Purchaser.

            4.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.


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            4.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the Securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the addresses set forth in Section 4.3 hereof or such other address as the undersigned shall furnish in writing to the other.

            4.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of the signature pages by facsimile transmission shall constitute effective execution and delivery of the original Agreement for all purposes and signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes. Purchaser hereby acknowledges and agrees that in the event that the Company closes a sale of Units in the Offering prior to the Target Date, the Purchaser shall be deemed to have executed and delivered to the Company a Registration Rights Agreement, in the form attached as Exhibit B to the Memorandum, and as of such date, the provisions of such Registration Rights Agreement shall be incorporated by reference herein and made a part hereof and the provisions of Article III hereof (except for Section 3.2) shall cease to have any force or effect.

            4.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

            4.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            4.9 The Company agrees not to disclose the name, address or any other information about the Purchaser, except as required by law.


         [Remainder of Page Intentionally Blank, Signature Page Follows]


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            IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed and delivered this Agreement as of the date and year first above written.


                              PURCHASER


                              /s/ Jed Schutz
                              Jed Schutz



                              COMPANY

                              GREENMAN TECHNOLOGIES, INC.


                              By: /s/ Robert H. Davis
                                   Name: Robert H. Davis
                                   Title: President and Chief Executive Officer


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                                    EXHIBIT A

                                      NOTE




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                                    EXHIBIT B

                                WIRE INSTRUCTIONS




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